LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	Know all by these presents, that the undersigned's hereby constitutes and appoints David G. Andersen, Queena Han or Ashley Otero with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of XBiotech Inc. or any successor thereto (the
"Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder (the "Exchange Act"), Form 144 in accordance with Rule 144 under the Securities Act of 1933 ("Rule 144") and any other forms or reports, including, but not limited to, a Form ID, that the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company, provided that the undersigned has first been provided with a copy of any such form and has in writing approved the contents thereof (each an "Approved Form"), which approval may be delivered by facsimile transmission or email transmission to such attorney-in-fact;

(2)	do and perform any and all acts for and on behalf of the undersigned, which may be necessary or desirable to complete and execute any such Approved Form, including any approved Form 3, 4 or 5, Form 144 or other approved form or report, complete and execute any amendment or amendments thereto approved in writing by the undersigned and timely file such form or report with the
Securities and Exchange Commission and any stock exchange or similar authority;
and

(3)	take any other action of any type whatsoever in connection with the foregoing which has
been approved in writing by the undersigned,

The undersigned acknowledges that:

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted in respect of documents and forms approved in writing by the undersigned, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144.

This Power of Attorney revokes any previous Power of Attorney filed with the Company for the purposes set forth herein and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless expressly revoked before that time.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of February 2018.





                                         /s/ Jan-Paul Waldin
                                        Jan-Paul Waldin